Exhibit 99

                      Daybreak Mines Changes Management

    OSBURN, Idaho, Dec. 10 /PRNewswire-FirstCall/ -- Daybreak Mines, Inc.
(OTC Bulletin Board: DBRM), a Washington Corporation, announced today that at a Board of Directors meeting held on Tuesday, December 7, 2004 President Dale Lavigne had resigned his position as president of Daybreak Mines. Robert Martin from Calgary, Alberta was selected as the new president for Daybreak Mines. Thomas Kilbourne also resigned as Secretary-Treasurer and Jeffrey Dworkin from Calgary, Alberta was selected to fill that position with Daybreak Mines, Inc.
    The following members of the Daybreak Board of Directors also resigned during the meeting. Dale Lavigne, Lewis Lavigne, Ronald Lavigne and Thomas Kilbourne. These resignations become effective immediately. Michael Curtis of Montreal, Quebec will continue to serve on the Board of Directors.

    "Safe Harbor" Statement under Private Securities Litigation Reform Act of 1995:
    Certain statements contained in this News Release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to new management becoming familiar with the Company's business, the uncertainty of market acceptance and demand for the Company's products, the ability to obtain additional financing necessary to continue operations and other risks detailed in the Company's filings with the Securities and Exchange Commission. The words "looking forward," "believe," "expect," "likely," and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only for the date the statement was made. Daybreak Mines, Inc. undertakes no obligation to update any forward-looking statements contained in this news release.

SOURCE  Daybreak Mines, Inc.
    -0-                             12/10/2004
    /CONTACT:  Tom Kilbourne, +1-208-556-1139, ext. 2, for Daybreak Mines,
Inc./
    (DBRM)

CO:  Daybreak Mines, Inc.
ST:  Idaho, Washington
IN:  MNG FIN OTC
SU:  PER